AETNA SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

         AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         The Board of Directors of the Corporation, by actions taken on September 24, 1997 and December 10, 1997, and pursuant to Section 2-602 of the Maryland General Corporation Law ("MGCL"), redesignated three series of stock of the Corporation as follows:

         1. Aetna International Growth Fund is redesignated
            Aetna International Fund;

         2. Aetna Index Plus Fund is redesignated
            Aetna Index Plus Large Cap Fund; and

         3. The Aetna Fund is redesignated
            Aetna Balanced Fund,

         such redesignations are to apply to all issued and outstanding and authorized but unissued shares of the series.

         This amendment has been approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by
Section 2-605 of the MGCL to be made without action by the stockholders of the Corporation.

         Furthermore, this amendment shall become effective on Monday, February 2, 1998 at 7:59 a.m., which date does not exceed thirty (30) days after these Articles of Amendment have been accepted for record by the Department, in accordance with and pursuant to Section 2-610.1 of the MGCL.

         IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

Date:    January 23, 1998

                                       AETNA SERIES FUND, INC.
(CORPORATE SEAL)
                                       By:  /s/ J. Scott Fox
                                            ----------------
                                            J. Scott Fox
Attest:                                     President

/s/ Amy R. Doberman
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Amy R. Doberman
Secretary